Exhibit 23.1

Michael F. Albanese, CPA
18 Lisa Court
Parsippany, NJ  07054
Phone (973) 887-8124; Fax (973) 887-9103
Cell: (201) 406-5733 E-mail: mike@costreductionsolutions.com

RORINE INTERNATIONAL HOLDING CORPORATION
Suite 325-7582, Las Vegas Blvd South
Las Vegas, Nevada
89123

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use by Rorine International Holding Corporation of our report dated June 12, 2015, relating to the consolidated financial statements and financial statements which appear in this Form 10-K.

/s/ Michael F. Albanese
Michael F. Albanese, CPA
February 25, 2016